Voyager Reports Third Quarter 2025 Financial Results

DENVER, November 3, 2025 /Business Wire/ -- Voyager Technologies, Inc. [NYSE: VOYG] (“Voyager” or the “Company”), today announced financial results for the third quarter 2025.

Business and Financial Performance Highlights

•Delivered net sales of $39.6 million, including 31% growth from the Defense and National Security segment

•Expect FY 2025 Revenue towards the high-end of our guidance range $165 million to $170 million, underscoring execution of our growth strategy

•Strengthened our portfolio with the acquisitions of ElectroMagnetic Systems, Inc. and ExoTerra Resource (post 3Q) and strategic investments in next-generation communications and artificial intelligence with BridgeComm Technologies and Latent AI, respectively

•Book-to-Bill 1.25 driving Total Backlog increase to $188.6 million

•Advanced development of Starlab, achieving two NASA milestones in Q3 and 27 milestones to date. We have received $46.5 million year-to-date and $173.7 million inception-to-date in cash proceeds

•Incurred net loss of $(16.3) million and loss per share of $(0.28); non-GAAP adjusted loss of $(12.9) million and non-GAAP adjusted loss per share of $(0.22)

•Non-GAAP Adjusted EBITDA of $(17.7) million, reflecting ramping up of Starlab program activities and increasing investment in innovation to fuel future growth

•Robust balance sheet, including $413.3 million in cash and cash equivalents, and total liquidity of $613.3 million, including $200 million in undrawn revolver capacity

“We continued to build momentum this quarter, delivering substantial growth across our core defense business while executing on strategic initiatives that expand our mission critical capabilities,” said Voyager Technologies CEO Dylan Taylor. “We are also augmenting our organic growth through targeted acquisitions. Specifically, with the acquisition of ExoTerra, we’re accelerating U.S.-built propulsion innovation to meet rising demand across space-based systems and critical defense programs, providing yet another substantial growth vector for our future.”

“Our Defense and National Security segment is a powerful growth engine, fueled by strong customer engagement, new contract wins, and alignment with national security objectives, driving a backlog that increased to $189 million,” continued Taylor. “Starlab also remains on track, achieving two additional NASA milestones and generating $4.0 million in cash proceeds this quarter, bringing our total milestones achieved to date to 27. And we continue to maintain a debt-free balance sheet, with $613 million in total liquidity supporting both organic and inorganic growth. Our capabilities are tightly aligned with the highest-priority

U.S. defense programs in missile defense, space-based systems and advanced guidance, navigation and control. Combined with a robust backlog, greater visibility into multi-year programs, budget momentum and mission urgency, we are well positioned to convert opportunity into durable sustained growth.”

Business and Financial Performance Results

Voyager’s net sales for the three months ended September 30, 2025 were $39.6 million, flat year over year, and up 15.1% when adjusted for the planned wind-down of the NASA services contract within the Space Solutions segment.

Voyager’s Defense and National Security segment provides leading technology capabilities that support marquee programs with expertise in defense systems, signals intelligence, communication technologies, and guidance, navigation and control systems. For the three month ended September 30, 2025, the Defense and National Security segment net sales increased $6.7 million, or 31% year over year, to $28.5 million, primarily driven by progress on the Next Generation Interceptor (“NGI”) program and an undisclosed program.

Voyager’s Space Solutions segment operates at the forefront of space technology, specializing in mission enabling, reliable hardware, software and engineering services for space missions. For the three month ended September 30, 2025, the Space Solutions segment net sales declined $8.1 million, or 41% year over year, to $11.7 million primarily due to the anticipated conclusion of a multi-year service contract with NASA.

Our Starlab Space Stations segment is a Voyager-led, majority-owned joint venture focused on developing the commercial replacement for the International Space Station. While Starlab does not generate revenue today, nor is expected to generate revenue in the near term, we have received significant funding from NASA under our Space Act Agreement. In the third quarter of 2025, Starlab achieved two key milestone and received $4.0 million in cash from NASA, highlighting strong progress and continued momentum.

Backlog
As of September 30, 2025, total backlog was $188.6 million, including $88.2 million of funded backlog from signed contracts with remaining work. Funded contracts represent definitized contracts for performance obligations from customers that contain the right to receive consideration in exchange for goods transferred to the customer. The unfunded portion (also referred to as unfunded contract options) includes contract options not yet exercised and potential work under Indefinite Delivery/Indefinite Quantity contracts.

Innovation Spend
Innovation is a foundational pillar of our long-term strategy and a key differentiator across the defense, national security and space sectors. For the three month ended September 30, 2025, innovation spend was 19% of net sales, excluding Starlab, and 125% on a consolidated basis. See Table 5 for additional details.

Business Outlook for the Full Year 2025

For the full year 2025, Voyager now expects total net sales towards the high end of our guidance range of $165 million to $170 million. This outlook underscores the resilience of our business model and reflects the successful execution of its growth strategy, including contributions from recently acquired businesses, while recognizing uncertainty in the near-term attributable to the government shutdown.

Non-GAAP Adjusted EBITDA in the range of $(63) million to $(60) million.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

Conference Call and Live Webcast

Voyager Technologies, Inc. will host its third quarter 2025 earnings conference call Tuesday, November 4, 2025, at 9 a.m. ET. Hosting the call to review results will be Dylan Taylor, Chief Executive Officer; Phil De Sousa, Chief Financial Officer; and Adi Padva, Senior Vice President, Corporate Development and Investor Relations.

A live webcast of the call will be made available on the Events & Presentations section of Voyager’s Investor Relations website at investors.voyagertechnologies.com. The earnings release and presentation will be posted to the Investor Relations website prior to the call.

A replay of the call will be available approximately one hour after the call through the archived webcast on the Events & Presentations section of Voyager’s Investor Relations website.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.voyagertechnologies.com.

About Voyager Technologies, Inc.

Voyager Technologies, Inc. is a defense and space technology company committed to advancing and delivering transformative, mission-critical solutions. By tackling the most complex challenges, Voyager aims to unlock new frontiers for human progress, fortify national security, and protect critical assets from ground to space. For more information visit: voyagertechnologies.com.

Non-GAAP Financial Measures

Non-GAAP financial measures are not calculated or presented in accordance with GAAP and other companies in our industry may calculate them differently than we do. As a result, non-GAAP financial measures have limitations as analytical and comparative tools and you should not consider them in isolation, or as a substitute, for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted EBITDA, adjusted earnings per share and free cash flow, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA, adjusted loss per share and free cash flow should not be construed as an inference that our future results will be unaffected by unusual items. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA, adjusted earnings per share and free cash flow supplementally.

Adjusted EBITDA

We consider Adjusted EBITDA to be a useful, supplemental, measure of our operating performance. We use Adjusted EBITDA to supplement GAAP measures in evaluating the performance of our business and the effectiveness of our strategies, to make budgeting decisions, make certain compensation decisions, and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.

In addition, we believe Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as they remove the impact of our capital structure and other items not indicative of our core operating performance from operating results.

We define EBITDA as net loss attributable to Voyager Technologies, Inc. plus (less) finance and interest expense, provision for income tax expense (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation, business acquisition costs, restructuring charges, impairment losses, income (loss) attributable to noncontrolling interests, and other items we do not believe are indicative of our core operating performance, including incremental organizational costs attributable to our initial public offering, changes in the fair value of earnout liabilities, and foreign exchange gain/loss.

Free Cash Flow

We consider free cash flow to be a useful, supplemental measure of our ability to generate cash on a normalized basis. We use free cash flow to supplement GAAP measures in evaluating our flexibility to allocate capital and pursue opportunities that may enhance shareholder value and the effectiveness of our strategies, to make budgeting decisions and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.

We believe that while expenditures and dispositions of property, plant and equipment will fluctuate on a period-to-period basis, we seek to ensure that we have adequate capital on hand to maintain ongoing operations and enable growth of the business. Additionally, free cash flow is of limited usefulness in that it does not represent residual cash flows available for discretionary expenditures due to the fact the measures do not deduct the payments required for debt service and other contractual obligations or payments.

We define free cash flow as the sum of our cash (used in) provided by operating activities less our net capital expenditures. The net capital expenditures of the Company are defined as the gross capital expenditures for the purchase of property and equipment less the grant funding we received in order to make such purchases. Based on the nature of government grants for purposes of funding capital expenditures on our Starlab program, these grants are pass through for purposes of making capital expenditures as they are directly used to source funding on capital expenditures. Our calculation of free cash flow may not be comparable to the calculation of similarly titled measures reported by other companies.

Adjusted Earnings Per Share

We consider adjusted earnings per share to be a useful, supplemental measure of our operations on a per share basis adjusting for items that are considered either non-operational or significant infrequent expenses or that are sources of income that are not recurring to the business on a frequent basis. We define adjusted earnings per share as the net income/loss attributable to common stockholders adjusted for stock-based compensation, business acquisition costs, restructuring, and other items mainly related to financing expenses and other individually immaterial items divided by our diluted basis number of weighted average shares outstanding during the period. Since the adjustments made for presentational purposes do not impact the tax basis of the Company, the adjustments have been presented on a tax free basis.

Innovation Spend

We are focused on delivering innovative solutions to the defense, national security and space end markets, and research and development is at the core of our business. We believe innovation spend and innovation spend excluding Starlab provide our management and investors useful measures of our aggregate spend on research and development type activities in support of our customers’ needs and our future growth.
However, innovation spend is an operating metric, not a financial measure calculated or presented in accordance with GAAP, and companies in our industry may calculate innovation spend or similar operating metrics differently than we do. We define innovation spend as research and development costs associated with IRS Section 174 categorization, as well as spend on designated development programs. Development programs are defined as initiatives that, when developed, will expand the Company’s product offerings under a customer funded arrangement. Innovation spend is comprised of various costs recognized in cost of sales and research and development costs within the consolidated statements of operations, as well as certain costs capitalized within property and equipment, net on our consolidated balance sheets. We define innovation spend excluding Starlab as innovation spend, minus the portion of innovation spend attributable to Starlab Space Stations.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding Voyager’s financial outlook, anticipated financial and operational performance and long-term value creation. The words “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither promises nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from those indicated by those statements including, but not limited to: our ability to generate, sustain and manage our growth given our limited operating history in an evolving industry; factors out of our control that affect our success and revenue growth; our ability to generate a sustainable order rate for our products and services and develop new technologies to meet customer needs; our compliance with development contracts with third-parties and losses from fixed price contracts; our history of losses and ability to achieve profitability; risks related to Starlab; the unpredictable environment of space; our customer concentration and risks with contracting with the U.S. government; risk related to our international operations, currency fluctuations and political or economic instability in markets in which we operate; risks related to our compliance with new or existing data privacy, cybersecurity and other applicable regulations; our inability to adequately enforce and protect our intellectual property; our ability to consummate future acquisitions on satisfactory terms or effectively integrate acquired operations; and other important factors discussed in the section entitled “Risk Factors” in our final prospectus on form 424(b)(4) filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2025, as any such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and our investor relations site at investors.voyagertechnologies.com.

The forward-looking statements included in this announcement are only made as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our investor relations site at investors.voyagertechnologies.com. We may also use our website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about Voyager when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investors.voyagertechnologies.com.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$413,320	$55,930
Accounts receivable, net	16,519	15,360
Contract assets	23,374	17,304
Inventories	1,719	1,526
Prepaid expenses and other current assets	26,531	11,461
TOTAL CURRENT ASSETS	481,463	101,581
Property and equipment, net	107,461	49,439
Operating lease right-of-use assets	9,275	8,167
Intangible assets, net	44,876	34,684
Goodwill	72,108	46,515
Other assets	12,613	7,210
TOTAL ASSETS(1)	$727,796	$247,596

LIABILITIES, MEZZANINE EQUITY, AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$23,040	$22,787
Contract liabilities	8,147	21,365
Operating lease liabilities	4,381	3,000
Current portion of long-term debt	—	—
SMI promissory note, current	—	665
Accrued expenses and other current liabilities	62,292	39,594
TOTAL CURRENT LIABILITIES	97,860	87,411
Term loan, net	—	56,991
Operating lease liabilities, non-current	6,132	6,205
Contract liabilities, non-current	2,946	2,762
Convertible notes, net	—	7,435
Embedded derivatives	—	2,723
Deferred tax liabilities	354	112
SMI promissory note	—	23,928
Other long-term liabilities	2,023	102
TOTAL LIABILITIES(1)	$109,315	$187,669
Mezzanine equity:
Class A-1 redeemable preferred stock: $0.0001 par value; 0 shares authorized, issued and outstanding at June 30, 2025; 7,500,000 shares authorized and 6,967,720 shares issued and outstanding at December 31, 2024; redeemable at the option of the holder with a liquidation preference of $105,581 at December 31, 2024	$—	$93,496
Redeemable noncontrolling interests	—	32,431
Equity (Deficit):
Class A preferred stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at June 30, 2025; 1 share authorized, issued, and outstanding at December 31, 2024; liquidation preference of $1	—	—
Class B convertible preferred stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at June 30, 2025; 4,400,000 shares authorized and 3,285,995 shares issued and outstanding at December 31, 2024; liquidation preference of $146,454 at December 31, 2024	—	132,835
Class C preferred stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at June 30, 2025; 4,600,000 shares authorized and 1,537,818 shares issued and outstanding at December 31, 2024	—	63,464
Common stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at June 30, 2025; 375,000,000 shares authorized and 13,297,289 shares issued and outstanding at December 31, 2024	—	1
Class A common stock: $0.0001 par value per share; 400,000,000 shares authorized; 52,511,887 shares issued and outstanding at June 30, 2025, 0 shares authorized, issued, and outstanding at December 31, 2024.	5	—
Class B common stock: $0.0001 par value per share; 50,000,000 shares authorized; 5,713,566 shares issued and outstanding at June 30, 2025, 0 shares issued and outstanding at December 31, 2024.	1	—
Additional paid-in capital	946,642	15,081
Accumulated other comprehensive (loss) income	(83)	28
Accumulated deficit	(355,706)	(281,113)
Total Voyager Technologies, Inc. equity (deficit)	590,859	(69,704)
Noncontrolling interests	27,622	3,704
TOTAL EQUITY (DEFICIT)	618,481	(66,000)
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$727,796	$247,596

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net sales	$39,587	$39,599	$119,768	$106,468
Cost of sales	33,497	30,276	99,883	81,701
Selling, general, and administrative	25,106	15,173	81,633	44,058
Research and development	3,038	(397)	7,580	7,240
Impairment losses	—	3,594	—	3,594
Amortization of acquired intangibles	1,989	3,046	5,141	6,535
Loss from operations	$(24,043)	$(12,093)	$(74,469)	$(36,660)
Other income (expense):
Loss on debt extinguishment	$—	$(584)	$(7,804)	$(11,297)
Finance and interest expense, net	(200)	(2,940)	(5,452)	(9,029)
Other income, net	4,145	462	6,762	954
Loss before income taxes	(20,098)	(15,155)	(80,963)	(56,032)
Income tax expense (benefit)	(1,762)	92	(1,633)	218
Net loss	(18,336)	(15,247)	(79,330)	(56,250)
Net loss attributable to noncontrolling interests	(2,063)	(280)	(4,737)	(3,138)
Net loss attributable to Voyager Technologies, Inc.	(16,273)	(14,967)	(74,593)	(53,112)
Less: dividends accrued on preferred stock	—	5,591	11,259	16,079
Net loss attributable to common shareholders	$(16,273)	$(20,558)	$(85,852)	$(69,191)

Net loss per common share:
Basic	$(0.28)	$(1.61)	$(2.51)	$(5.49)
Diluted	$(0.28)	$(1.61)	$(2.51)	$(5.93)
Weighted-average shares outstanding:
Basic	58,406,626	12,736,019	34,147,117	12,602,708
Diluted	58,406,626	12,736,019	34,147,117	12,605,560

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Cash Flows from Operating Activities:
Net loss	$(79,330)	$(56,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$8,440	$9,595
Impairment losses	—	3,594
Stock-based compensation	15,390	2,686
Amortization of operating lease right-of-use assets	1,795	2,097
Loss on debt extinguishment	7,804	10,713
Amortization of debt issuance costs and other non-cash interest expense	2,300	4,147
Reduction in fair value of earnout	—	(5,956)
Deferred Taxes	(1,552)	(508)
Non-cash services acquired	11,124	9,794
Other	$446	$68
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	$(113)	$(1,185)
Prepaid expenses and other current assets	(4,810)	(691)
Contract assets	(4,507)	(5,570)
Inventories	(193)	1,597
Other assets	(374)	(3,806)
Accounts payable	3,488	(1,931)
Contract liabilities	(14,585)	5,179
Accrued expenses	10,522	8,650
Operating lease liabilities	(1,597)	(2,133)
Other liabilities	(212)	(93)
Net cash used in operating activities	$(45,964)	$(20,003)

Cash Flows from Investing Activities:
Purchases of property and equipment	$(96,562)	$(52,760)
Grant funding for property and equipment	41,850	29,730
Acquisitions, net of cash acquired	(32,597)	—
Purchase of Investment	(2,500)	—
Net cash used in investing activities	$(89,809)	$(23,030)

Cash Flows from Financing Activities:
Proceeds from term loan, net	$—	$57,922
Repayment of term loan	(64,420)	(56,574)
Borrowings from the credit facility	64,500	—
Repayments on the credit facility	(64,500)	—
Proceeds from the issuance of Common stock, net	45,886	—
Proceeds from the issuance of Class C preferred stock, net	116,047	46,425
Proceeds from the issuance of Class A common stock upon initial public offering, net of underwriting costs	409,405	—
Costs associated with initial public offering	(8,133)	—
Sale of noncontrolling interest	37,767	13,425
Redemptions of redeemable noncontrolling interests	—	(9,491)
Purchase of noncontrolling interest	(10,600)	—
Redemptions of Class A-1 redeemable preferred stock	(3,044)	—
Cash repayment of Preferred B dividends	(27,584)	—
Costs associated with the credit facility	(2,593)	—
Proceeds from the convertible note	—	4,968
Other	307	(1,746)
Net cash provided by financing activities	$493,038	$54,929

Effect of foreign exchange on cash and cash equivalents	$125	$23
Net increase in cash and cash equivalents	357,390	11,919
Cash and cash equivalent at the beginning of the period	55,930	30,279
Cash and cash equivalents at the end of the period	$413,320	$42,198

TABLE 1 - NET SALES
(Unaudited, in thousands)

	Three Months Ended		Change		Nine Months Ended		Change
	September 30, 2025	September 30, 2024	Year over Year	%	September 30, 2025	September 30, 2024	Year over Year	%
Net Sales:
Defense and National Security	$28,508	$21,772	$6,736	30.9%	$87,244	$55,501	$31,743	57.2%
Space Solutions	11,691	19,786	(8,095)	(40.9)%	35,119	56,928	(21,809)	(38.3)%
Starlab Space Stations	—	—	—	—	—	—	—	—
Total Net Sales, reportable segments	40,199	41,558	(1,359)	(3.3)%	122,363	112,429	9,934	8.8%
Intersegment eliminations	(612)	(1,959)	1,347	(68.8)%	(2,595)	(5,961)	3,366	(56.5)%
Total Net Sales	$39,587	$39,599	$(12)	—%	$119,768	$106,468	$13,300	12.5%

TABLE 2 - ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
(dollars in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net loss attributable to Voyager Technologies, Inc.	$(16,273)	$(14,967)	$(74,593)	$(53,112)
Finance and interest expense, net	200	2,940	5,452	9,029
Depreciation and amortization	3,130	4,124	8,440	9,595
Income tax expense (benefit)	(1,762)	92	(1,633)	218
EBITDA	(14,705)	(7,811)	(62,334)	(34,270)
Stock-based compensation	2,120	845	15,390	2,688
Business acquisition costs(1)	482	25	922	255
Restructuring(2)	613	313	1,560	1,975
Impairment losses	—	3,594	—	3,594
Net loss attributable to noncontrolling interests	(2,063)	(280)	(4,737)	(3,138)
Interest income	(4,313)	(1,386)	(7,826)	(1,386)
Other(3)	173	(4,129)	8,910	6,580
Adjusted EBITDA	$(17,693)	$(8,829)	$(48,115)	$(23,702)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period. Other also contains debt extinguishment costs of $7.8 million for the nine months ended September 30, 2025, $0.6 million for the three months ended September 30, 2024, and $11.3 million for the nine months ended September 30, 2024. There were no debt extinguishment costs for the three months ended September 30, 2025.

TABLE 3 - FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
(dollars in thousands)	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net cash used in operating activities	$(15,061)	$(948)	$(45,964)	$(20,003)
Purchases of property and equipment	(38,435)	(20,435)	(96,562)	(52,760)
Grant funding for property and equipment	3,600	15,480	41,850	29,730
Free cash flow	$(49,896)	$(5,903)	$(100,676)	$(43,033)

TABLE 4 - ADJUSTED EARNINGS PER SHARE
(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net loss attributable to common shareholders	$(16,273)	$(20,558)	$(85,852)	$(69,191)
Stock-based compensation	2,120	845	15,390	2,688
Business acquisition costs(1)	482	25	922	255
Restructuring(2)	613	313	1,560	1,975
Impairment losses	—	3,594	—	3,594
Other(3)	173	(4,129)	8,910	6,580
Adjusted net loss attributable to common shareholders	(12,885)	(19,910)	(59,070)	(54,099)
Adjusted net loss per common share	$(0.22)	$(1.56)	$(1.73)	$(4.29)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period. Other also contains debt extinguishment costs of $7.8 million for the nine months ended September 30, 2025, $0.6 million for the three months ended September 30, 2024, and $11.3 million for the nine months ended September 30, 2024. There were no debt extinguishment costs for the three months ended September 30, 2025.

TABLE 5 - INNOVATION SPEND
(Unaudited, in thousands)

	Three Months Ended			Years Ended December 31,
(dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	2024	2023
Capitalized research and development under section 174	$44,080	$32,658	$33,599	$105,206	$46,222
Development program innovation spend(1)	5,277	5,989	5,513	22,024	20,330
Innovation spend	49,357	38,647	39,112	127,230	66,552
Less: Starlab Space Stations innovation spend	41,865	30,538	29,378	101,678	42,556
Innovation spend excluding Starlab Space Stations	$7,492	$8,109	$9,734	$25,552	$23,996
Innovation spend as a percentage of net sales	124.7%	84.6%	113.3%	88.2%	48.9%
Innovation spend excluding Starlab Space Stations as a percentage of net sales	18.9%	17.8%	28.2%	17.7%	17.6%

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(1)Development program innovation spend represents program spend on designated innovation programs within the business that is necessary for fulfillment of performance obligations on revenue generating programs.

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Source: Voyager Technologies, Inc.